EXHIBIT 23.4

July 6, 2011

**Via Email**

CaesarStone Sdot-Yam Ltd.

Kibbutz Sdot-Yam

MP Menashe, 37804

Israel

CONSENT OF FREEDONIA CUSTOM RESEARCH, INC.

Freedonia Custom Research, Inc. (“Freedonia”) hereby consents to the references to Freedonia’s name in CaesarStone Sdot-Yam Ltd.’s (the “Company”) Registration Statement on Form F-1 (as may be amended or supplemented) to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and the quotation by the Company in the Registration Statement of research data, information, charts and graphs from Freedonia’s report prepared on behalf of the Company. Freedonia also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

FREEDONIA CUSTOM RESEARCH, INC.

By:	/s/ Andrew W. Fauver
Andrew W. Fauver President July 6, 2011

Freedonia Custom Research, Inc.• 767 Beta Drive • Cleveland, Ohio 44143

Toll Free: (US) 800.927.5900 • International: 440.684.9600 • Fax: 440.646.0484

Web: www.freedoniagroup.com • E-mail: info@freedoniagroup.com